bBooth's NOTIFI Sales Pipeline

Disney

UNIVERSAL
UNIVERSAL MUSIC GROUP

WARNER MUSIC GROUP

NBCUniversal

SONY MUSIC

ORGANO
GOLD

fitclubnetwork
WITH
BEACHBODY
PRODUCTS

bB